                                                                    EXHIBIT 99.2

SWAPS

                                                                         EXPIRATION
          NAME             BUY/SELL        SECURITY         TRADE DATE      DATE        QUANTITY    UNIT COST
------------------------   --------   -----------------     ----------   ----------     --------    ---------

Pershing Square, L.P.      Buy        Cash-settled           1/17/2008    8/5/2009       438,723      $9.99
                                      total return swap
Pershing Square II, L.P.   Buy        Cash-settled           1/17/2008    8/5/2009         6,021      $9.99
                                      total return swap
Pershing Square            Buy        Cash-settled           1/17/2008    8/5/2009       619,410      $9.99
International, Ltd.                   total return swap

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